UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE APRIL 18, 2005.

"THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A "U.S. PERSON" OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

Issue Date: December 17, 2004

COMMON SHARE PURCHASE WARRANT
to acquire Common Shares of
FARALLON RESOURCES LTD.
(incorporated under laws of the Province of British Columbia)
Suite 1020 – 800 West Pender Street
Vancouver, BC V6C 2V6
Telephone (604) 684-6365 Fax: (604) 684-8092

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT 5:00 P.M. (VANCOUVER TIME) ON DECEMBER 17, 2006 (THE “EXPIRY DATE”).

Warrant Certificate	CERTIFICATE FOR
No. «Warrant_No»	«Number_of_Shares__Warrants_Certificates» Warrants, each Warrant entitling the holder thereof to acquire one Common Share of FARALLON RESOURCES LTD.

THIS IS TO CERTIFY THAT,

«Registration»

(the “Holder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of FARALLON RESOURCES LTD. (the “Company”) set forth above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein, to purchase at any time prior to 5:00 p.m. (Vancouver time) on December 17, 2005 at a price of CDN$0.80 per share, and thereafter at any time prior to 5:00 p.m. (Vancouver time) on the Expiry Date at a price of CDN$1.02 upon the terms and conditions hereinafter set forth, the number of Common Shares set forth above.

          The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time (but not for any fractional Common Share) by surrendering this Warrant and the attached Warrant Exercise Form, duly executed, to the offices of Farallon Resources Ltd., Suite 1020 – 800 West Pender Street, Vancouver, B.C., V6C 2V6, together with cash or a bank draft, certified cheque or money order payable to “FARALLON RESOURCES LTD.”

          Notwithstanding the foregoing, the Warrants may not be transferred into or within the United States or to or for the account or benefit of any person within the United States or to any “U.S. Person” within the meaning of Regulation S under the U.S. Securities Act without evidence satisfactory to the Company of compliance with U.S. securities laws.

          The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

1.      As used herein, the term “Common Shares” shall mean and include the Company’s presently authorized common shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

2.      In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant exercise price shall be proportionately decreased and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Warrant purchase price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall be adjusted accordingly.

3.      If any capital reorganization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or amalgamation taken place immediately after such exercise. The Company shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such Common Shares of stock or securities in accordance with the foregoing provisions.

4.      In case at any time:

(a)      the Company shall pay any dividend payable in stock upon its common shares or make any distribution to the Holders of its Common Shares;

(b)      the Company shall offer for subscription pro rata to the Holders of its Common Shares any additional shares of stock of any class or other rights;

(c)      there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)      there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant, at least twenty days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the Holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the Holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

5.      This Warrant shall not entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights.

6.      This Warrant is transferable with consent of the Company, which may require as a condition for it to consent to any transfer that the transferee and transferor provide a legal opinion(s) as to the compliance with applicable laws of any proposed transfer of rights under this Warrant.

7.      This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the offices of the Company, for new Warrants of like tenor representing in aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such Holder hereof at the time of such surrender.

8.      No transfer of this Warrant shall be valid unless such transfer is made by the holder of the Warrant or its executors, administrators or other legal representatives or its attorney duly appointed by an instrument in writing in accordance with all such reasonable requirements as the Company may prescribe in order to establish compliance with all applicable securities legislation and stock exchange requirements, which may include the delivery of a legal opinion delivered by legal counsel of recognized standing in form and substance satisfactory to the Company to the effect that the transfer does not require registration under the U.S. Securities Act or any applicable state securities laws.

9.      These Warrants and the common shares issued upon exercise of these Warrants (the "Warrant Shares") are "restricted securities", as defined in Rule 144 of the United States Securities Act of 1933 (the "U.S. Securities Act"), and may only be transferred pursuant to an effective registration statement under the U.S. Securities Act, pursuant to a transaction outside of the United States in accordance with Rule 904 of Regulation S of the U.S. Securities Act or pursuant to a transaction that is exempt from the registration requirements of the U.S. Securities Act.

10.     If the holder of this Warrant is a resident of the United States, a U.S. Person, as defined in Regulation S of the U.S. Securities Act, or is otherwise subject to the securities laws of the United States, any certificates representing Warrant Shares will bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITH NO "SUBSTANTIAL U.S. MARKET INTEREST", EACH WITHIN THE MEANING OF REGULATION S, AT THE TIME OF SALE AND THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATIONS S, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT FOR THE COMPNAY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

provided, that if the Warrant Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Company is a "foreign issuer" with no "substantial U.S. market interest", each as defined in Regulation S of the U.S. Securities

Act at the time of sale, the legends set forth above may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Appendix A to the Warrant Exercise Form attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Warrant Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased.

          IN WITNESS WHEREOF FARALLON RESOURCES LTD. has caused this Warrant Certificate to be duly signed and it shall bear the reference date being the Issue Date set forth on page 1, notwithstanding its later date of actual issue or reissue of a certificate for a lesser number of Warrants.

FARALLON RESOURCES LTD.

By:
Authorized Signatory

WARRANT EXERCISE FORM

To:	FARALLON RESOURCES LTD. (also the “Company”)
Suite 1020 – 800 West Pender Street
Vancouver, B.C. V6C 2V6
Telephone: (604) 684-6365 Fax: (604) 684-8092

1.      The undersigned Holder of the within Warrant Certificate hereby subscribes for ___________ common shares (“Common Shares”) of FARALLON RESOURCES LTD. (or such number of Common Shares or other securities or property to which such subscription entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) at the price determined under, and on the terms specified in, the Warrant Certificate and encloses herewith cash or a bank draft, certified cheque or money order payable at par to or to the order of FARALLON RESOURCES LTD. in payment therefor.

2.      The undersigned certifies, represents and warrants that [Initial, as appropriate]:

_____	(a)	The undersigned :

		(i)	is not a U.S. person or a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933 (the "U.S. Securities Act");

		(ii)	is not exercising the Warrants on behalf of a U.S. person or any person with the United States;

		(iii)	was not in the United States at the time any offer to exercise the Warrants was received or at the time that the Warrants were exercised; OR

_____	(b)	The undersigned:

(i)

purchased the units of which the Warrants comprised a part (the "Units") directly from the Corporation for its own account or the account of another U.S. Accredited Investor pursuant to a written subscription agreement for the purchase of the Units;

		(ii)	is exercising the Warrants solely for its own account or the account of such other U.S. Accredited Investor;
(iii)

is a U.S. Accredited Investor, as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, both on the date the Units were purchased from the Corporation and on the date of the exercise of the Warrants; and

(iv)

if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such person was a U.S. Accredited Investor, both on the date the Units were purchased from the Corporation and on the date of the exercise of the Warrants; OR

_____	(c)

The undersigned is tendering with this exercise form a written opinion of counsel or other evidence satisfactory to them to the effect that the common shares to be delivered upon exercise of this Warrant have been registered under the U.S. Securities Act and the Securities laws of all applicable States of the United States or are exempt from registration thereunder;

The terms “U.S. Person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

3.      The undersigned is aware that any shares acquired by exercise of the Warrant before April 18, 2005 will bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before April 18, 2005.”

4.      If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking alternative (b) above, the undersigned represents and warrants to the Company that:

(a)

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares and it is able to bear the economic risk of loss of its entire investment.

(b)

The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Warrant Shares.

(c)

It is acquiring the Warrant Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Warrant Shares in violation of the United States securities laws.

(d)

It understands the Warrant Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements.

(d)

If the undersigned is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

__________	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date of this Certification exceeds US $1,000,000;
__________

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(e)	If the undersigned is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

__________

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

__________	A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Warrant Shares and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Warrant Shares;

__________	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
__________	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
__________	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
__________	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

(f)

It has not exercised the Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)	If it decides to offer, sell or otherwise transfer any of the Warrant Shares, it will not offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:

	(i)	the sale is to the Company;

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws; or

(iv)

the Warrant Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company.

(h)

It understands that the Warrant Shares are "restricted securities" under applicable federal securities laws and that the U.S. Securities Act and the rules of the SEC provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation to register any of the Warrant Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder).

(i)

The certificates representing the Warrant Shares (and any certificates issued in exchange or substitution for the Securities) will bear a legend, in the form required by the certificate representing the Warrants, stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. Delivery of certificates bearing such a legend may not constitute "good delivery" in settlement of transactions on Canadian stock exchanges or over-the-counter markets. If the Company is a "foreign Company" with no "substantial U.S. market interest" (all within the meaning of Regulation S under the U.S. Securities Act) at the time of sale, a new certificate will be made available to the undersigned upon provision by the undersigned of a declaration in the form attached as Appendix "A".

(j)

It understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(k)

It consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

5.      The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

Number(s) of
Names(s) in Full	Address(es) (Include Postal Code)	Common Shares

_______________________	____________________________________________	____________________________

_______________________	____________________________________________	____________________________

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

DATED this _____ day of ____________________, _____.

(If Common Shares are being registered to other
than the registered warrantholder a signature
guarantee is required.)

Signature Guaranteed By:	Signature of Subscriber*

Name of Subscriber

Address of Subscriber (Include Postal Code)

* This signature must correspond exactly with the name appearing on the first page.

Please check box if the share certificates are to be delivered (at subscriber’s expense) failing which the certificates will be mailed.

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT 5:00 P.M. (VANCOUVER TIME) ON DECEMBER 17, 2006 (THE “EXPIRY DATE”).

APPENDIX A TO WARRANT EXERCISE FORM

TO:	________________________________________ as registrar and transfer Agent for the common shares of Farallon Resources Ltd. (the "Company").

The undersigned (A) acknowledges that the sale of the ____________________ represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of the Company or a "distributor", as defined in Regulation S, or an affiliate of a "distributor"; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By:		Dated:
Signature

Name (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to the sale, for such Seller’s account, of the _________________ represented by certificate number ______________ of the Company described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

Name of Firm

By:
Authorized officer

Date: